EXHIBIT (a)(1)(Q)

MORROW & CO, INC.
470 WEST AVENUE
STAMFORD CT 06902
1-203-658-9400

                       AMENDED OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                               VIRBAC CORPORATION

                                       AT

                              $5.75 NET PER SHARE

                                       BY

                            LABOGROUP HOLDING, INC.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                   VIRBAC S.A.

           ----------------------------------------------------------
            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,
                NEW YORK CITY TIME, ON TUESDAY OCTOBER 31, 2006,
                      UNLESS THE AMENDED OFFER IS EXTENDED
           ----------------------------------------------------------

                                                                October 17, 2006

To Brokers, Dealers, Commercial Banks,
   Trust Companies and Other Nominees:

     We have been appointed by Labogroup Holding, Inc., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Virbac S.A., a corporation (SOCIETE ANONYME) organized under the laws of France ("Virbac S.A."), to act as Information Agent in connection with Purchaser's amended offer to purchase all of the outstanding shares of common stock, par value $.01 per share (the "Shares"), of Virbac Corporation, a Delaware corporation ("Virbac Corp."), other than those Shares already owned by Purchaser, Virbac S.A. and their subsidiaries, at an increased purchase price of $5.75 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest, on the terms and subject to the conditions set forth in the Offer to Purchase, dated August 18, 2006 (the "Offer to Purchase"), the Supplement to the Offer to Purchase, dated September 8, 2006 (the "First Supplement"), in each case as previously amended by amendments to Schedule TO filed with the Securities and Exchange Commission, the Second Supplement to the Offer to Purchase, dated October 17, 2006 (the "Second Supplement") and in the related revised (gold) Letter of Transmittal (the "Revised Letter of Transmittal")
(which, together with any amendments or supplements thereto, collectively constitute the "Amended Offer"). Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1.   The Second Supplement dated October 17, 2006;

     2. The Revised (gold) Letter of Transmittal to be used by holders of Shares in accepting the Amended Offer and tendering Shares;

     3. The Revised (salmon) Notice of Guaranteed Delivery to be used to accept the Amended Offer if the Shares and all other required documents are not immediately available or cannot be delivered to Mellon Investor Services LLC (the "Depositary") by the Expiration Date (as defined in the Second Supplement) or if the procedure for book-entry transfer cannot be completed by the Expiration Date;

     4.   Amendment  No.  2  to  the  Solicitation/Recommendation  Statement  on
          Schedule 14D-9 filed with the Securities and Exchange Commission by Virbac Corp.;

     5. A revised (lilac) letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Amended Offer;

     6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     7.   Return envelope addressed to the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE AMENDED OFFER AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY OCTOBER 31, 2006, UNLESS THE AMENDED OFFER IS EXTENDED.

     Please note the following:

     1. The increased tender price is $5.75 per Share, net to the seller in cash less any required withholding of taxes and without payment of interest.

     2.   The Amended Offer is being made for all outstanding Shares.

     3. A special committee composed of independent directors of the Board of Directors of Virbac Corp. has unanimously determined that the Amended Offer is advisable, fair to and in the best interests of the stockholders of Virbac Corp. unaffiliated with Virbac S.A. and its subsidiaries, and has unanimously recommended that such unaffiliated stockholders tender their Shares pursuant to the Amended Offer.

     4. The Amended Offer and withdrawal rights will expire at Midnight, New York City time, on Tuesday October 31, 2006, unless the Amended Offer is extended.

     5. The Amended Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Amended Offer such number of Shares which, together with the Shares owned by Purchaser, Virbac S.A. and their subsidiaries, constitutes at least ninety percent (90%) of the then-outstanding Shares. The Amended Offer is also subject to other conditions set forth in the Offer to Purchase, the First Supplement and the Second Supplement. See the Introduction and Section 13 of the Offer to Purchase and the First Supplement. The Amended Offer is not subject to any financing conditions.

     6. The Amended Offer is being made pursuant to the Tender Offer and Merger Agreement (the "Merger Agreement") dated August 10, 2006, among Virbac Corp., Virbac S.A., Purchaser and Interlab as amended by the Amendment to the Tender Offer and Merger Agreement dated October 13, 2006 (the "Amendment" and together with the Merger Agreement, the "Amended Merger Agreement"). The Amended Merger Agreement provides for, among other things, the making of the Amended Offer by Purchaser, and further provides that, as soon as practicable following consummation of the Amended Offer, Purchaser will be merged with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Virbac S.A.

     7. Tendering stockholders will not be obligated to pay, except as otherwise provided in Instruction 6 of the revised (gold) or original
          (blue) Letter of Transmittal, stock transfer taxes with respect to the sale and transfer of any Shares to Purchaser pursuant to the Amended Offer.

     8. Notwithstanding any other provision of the Amended Offer, payment for Shares accepted for payment pursuant to the Amended Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (the "Virbac Corp. Certificates") or, if such Shares are held in book-entry form, timely confirmation of a Book-Entry Transfer (a "Book-Entry Confirmation") of such Shares into the account of the Depositary at The Depositary Trust Company, (ii) a properly completed and duly executed revised (gold) or original (blue) Letter of Transmittal or a copy thereof with any required signature guarantees (or, in the case of a Book-Entry Transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the revised
          (gold) or original (blue) Letter of Transmittal) and (iii) any other

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

          documents required by the revised (gold) or original (blue) Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Virbac Corp. Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by Purchaser, regardless of any extension of the Amended Offer or any delay in making such payment.

     In all cases, payment for Shares accepted for payment pursuant to the Amended Offer will be made only after timely receipt by the Depositary of Virbac Corp. Certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), a revised (gold) or original
(blue) Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message, in the case of a book-entry transfer, and any other required documents.

     If holders of Shares wish to tender, but cannot deliver their Virbac Corp. Certificates or cannot comply with the procedure for book-entry transfer prior to the expiration of the Amended Offer, a tender of Shares may be effected by following the guaranteed delivery procedures described in Section 3 - "Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

     Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Amended Offer. However, Purchaser will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to it, except as otherwise provided in Instruction 6 of the revised (gold) and the original (blue) Letter of Transmittal.

     Any inquiries you may have about the Amended Offer or requests for additional copies of the enclosed materials should be addressed to Morrow & Co., Inc., the Information Agent for the Amended Offer, at 470 West Avenue, Stamford, CT 06902, telephone number 1-203-658-9400 (call collect).

                                                     Very truly yours,

                                                     MORROW & CO., INC.


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF VIRBAC S.A., PURCHASER, VIRBAC CORP., THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE AMENDED OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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